Exhibit 99.1

Susquehanna Bancshares, Inc. Announces First Quarter 2008 Results

LITITZ, Pa.--(BUSINESS WIRE)--Susquehanna Bancshares, Inc. (Susquehanna) (Nasdaq: SUSQ) today announced net income for the first quarter of 2008 was $28.0 million, or $0.33 per diluted share, compared to $20.7 million for the first quarter of 2007, or $0.40 per diluted share.

First Quarter Financial Summary:

-- Net loans and leases, excluding the November 2007 acquisition of Community Banks, Inc., grew 17% from March 31, 2007.
-- Commercial loans, excluding Community Banks, increased 43% from March 31, 2007.
-- Residential real estate secured loans, excluding Community Banks, increased 12% from March 31, 2007.
-- Commercial real estate secured loans, excluding Community Banks, increased 7% from March 31, 2007.

-- Total deposits, excluding Community Banks, decreased 2% from March 31, 2007.
-- Non-interest bearing demand deposits, excluding Community Banks, decreased 6% from March 31, 2007.

-- Net interest margin for the quarter increased 4 basis points to 3.71% compared to 3.67% for the first quarter of 2007.

-- Net charge-offs as a percentage of average loans and leases for the quarter ended March 31, 2008 were 0.25% compared to 0.21% for the first quarter of 2007. Non-performing assets as a percentage of loans, leases and other real estate owned were 1.03% for the quarter ended March 31, 2008 compared to 0.66% for the first quarter of 2007.

-- First quarter 2007 results included an auto lease securitization gain of $2.7 million. Susquehanna expects to execute an auto lease securitization later in 2008.

-- Wealth management fee income for the quarter ended March 31, 2008 increased 21% to $8.8 million from $7.3 million during the first quarter of 2007.

-- Wealth management assets under management and administration increased 12% to $5.7 billion at March 31, 2008 from $5.1 billion at March 31, 2007.

Linked Quarter Summary (First Quarter 2008 vs. Fourth Quarter 2007)

-- Net loans and leases grew 2% from December 31, 2007.
-- Commercial loans increased 6% from December 31, 2007.
-- Commercial real estate secured loans decreased 2% from December 31, 2007.

-- Total deposits decreased 1% from December 31, 2007.
-- Non-interest bearing deposits decreased 5% from December 31, 2007.

-- Net interest margin increased 2 basis points to 3.71% from 3.69% in the first quarter of 2008.

-- Wealth management fee income for the first quarter 2008 increased 2% to $8.8 million from $8.6 million during the fourth quarter 2007.

-- Wealth management assets under management and administration decreased 5% to $5.7 billion at March 31, 2008 from $6.0 billion at December 31, 2007.

Equity capital was $1.7 billion at March 31, 2008, or $20.16 per share, compared to $950.7 million, or $18.23 per share, at March 31, 2007.

Return on average assets and average tangible equity(1) for the quarter ended March 31, 2008 were 0.87% and 16.35%, respectively. This compared to results of 1.03% and 14.71%, for the same measurements respectively for first quarter of 2007.

(1)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

“During the first quarter, we continued to experience a challenging operating environment. Given the potential that economic pressures could impact some of our borrowers, we have taken prudent steps to increase our loan loss reserve,” said William J. Reuter, Chairman, President and Chief Executive Officer of Susquehanna Bancshares. “Our $21 million increase in non-performing assets resulted primarily from the addition of two credits totaling $20 million to non-accrual status in the first quarter of 2008. Both credits are cooperating in resolving their issues. Provision for the first quarter was $9.8 million, exceeding net charge offs by $4.4 million, allowing our reserve to build to 1.05% of total loans from 1.01% at December 31, 2007. With our well-capitalized banks, we can serve as a source of stability for customers in our markets. The challenges in the economy can also yield new opportunities, so we will remain on the lookout for opportunities for smart growth, balanced by always keeping an eye on risk.”

Susquehanna will broadcast its first quarter 2008 results conference call over the Internet on April 24, 2008 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of first quarter 2008 results. The discussion may also include information regarding Susquehanna’s credit quality and loan loss reserves, updates on 2008 financial goals and other forward-looking information. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the first quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $13 billion. Headquartered in Lititz, Pa., the company provides financial services through its three commercial banks at more than 230 branch locations and 250 ATM locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the expected execution of an auto lease securitization, that are based on Susquehanna’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Susquehanna Bancshares, Inc. P.O. Box 1000 Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)

	1Q08	1Q07
Balance Sheet (EOP)
Investments	$2,043,217	$1,440,795
Loans and leases	8,887,005	5,393,665
Allowance for loan & lease losses (ALLL)	92,995	61,789
Total assets	13,093,107	8,159,181
Deposits	8,863,477	6,025,507
Short-term borrowings	510,648	256,299
FHLB borrowings	1,289,999	451,961
Long-term debt	421,669	222,139
Shareholders' equity	1,733,308	950,700

Stated Book Value per Share	20.16	18.23
Tangible Book Value per Share	8.47	11.39

Average Balance Sheet
Investments	2,039,170	1,466,550
Loans and leases	8,784,067	5,498,036
Total earning assets	10,947,394	7,047,180
Total assets	12,949,666	8,194,166
Deposits	8,753,218	5,915,967
Short-term borrowings	542,433	340,827
FHLB borrowings	1,244,179	542,568
Long-term debt	418,599	222,229
Shareholders' equity	1,731,466	938,933

Income Statement
Net interest income	98,181	63,048
Provision for loan and lease losses	9,837	2,000
Noninterest income	42,902	34,280
Noninterest expense	91,961	64,847
Income before taxes	39,285	30,481
Income taxes	11,265	9,754
Net income	28,020	20,727
Basic earnings per share	0.33	0.40
Diluted earnings per share	0.33	0.40
Cash dividends paid per share	0.26	0.25

Asset Quality
Net charge-offs (NCO)	$5,411	$2,854
Nonaccrual loans & leases	74,462	29,372
Restructured loans	2,582	2,117
OREO	14,947	3,962
Total nonperforming assets (NPA)	91,991	35,451
Loans & leases 90 days past due	10,821	6,877

Susquehanna Bancshares, Inc. P.O. Box 1000 Lititz, PA 17543

RATIO ANALYSIS	1Q08	1Q07

Credit Quality
NCO / Average loans & leases	0.25%	0.21%
NPA / Loans & leases & OREO	1.03%	0.66%
ALLL / Nonperforming loans & leases	120.70%	196.22%
ALLL / Total loans & leases	1.05%	1.15%

Capital Adequacy
Equity / Assets	13.24%	11.65%
Long-term debt / Equity	24.33%	23.37%

Profitability
Return on average assets	0.87%	1.03%
Return on average equity	6.51%	8.95%
Return on average tangible equity (1)	16.35%	14.71%
Net interest margin	3.71%	3.67%
Efficiency ratio	63.95%	66.11%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

Return on average equity (GAAP basis)	6.51%	8.95%
Effect of excluding average intangible assets and related amortization	9.84%	5.76%
Return on average tangible equity	16.35%	14.71%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,	March 31,
	2008	2007	2007
	(in thousands, except share data)
Assets
Cash and due from banks	$292,904	$326,965	$181,780
Unrestricted short-term investments	134,113	143,042	112,055
Cash and cash equivalents	427,017	470,007	293,835
Restricted short-term investments	237	242	213
Securities available for sale	2,033,924	2,059,160	1,435,862
Securities held to maturity (fair values approximate $9,293; $4,792 and $4,933)	9,293	4,792	4,933
Loans and leases, net of unearned income	8,887,005	8,751,590	5,393,665
Less: Allowance for loan and lease losses	92,995	88,569	61,789
Net loans and leases	8,794,010	8,663,021	5,331,876
Premises and equipment, net	180,306	179,740	106,012
Foreclosed assets	14,947	11,927	3,962
Accrued income receivable	44,273	46,765	30,266
Bank-owned life insurance	347,560	344,578	265,971
Goodwill	949,499	945,081	338,284
Intangible assets with finite lives	55,767	58,274	18,469
Investment in and receivables from unconsolidated entities	87,267	123,586	166,811
Other assets	149,007	170,821	162,687
Total assets	$13,093,107	$13,077,994	$8,159,181

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,232,754	$1,292,791	$905,382
Interest-bearing demand	2,744,201	2,830,025	2,151,530
Savings	725,152	713,984	470,497
Time	2,739,256	2,750,867	1,563,477
Time of $100 or more	1,422,114	1,357,452	934,621
Total deposits	8,863,477	8,945,119	6,025,507
Short-term borrowings	510,648	568,412	256,299
Federal Home Loan Bank borrowings	1,289,999	1,145,759	451,961
Long-term debt	150,298	150,303	150,033
Junior subordinated debentures	271,371	266,682	72,106
Accrued interest, taxes, and expenses payable	63,673	60,869	43,682
Deferred taxes	133,307	136,076	148,630
Other liabilities	77,026	75,760	60,263
Total liabilities	11,359,799	11,348,980	7,208,481

Shareholders' equity:
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 85,977,455 at March 31, 2008; 85,935,315 at December 31, 2007; and 52,139,989 at March 31, 2007	171,955	171,810	104,219
Additional paid-in capital	1,040,052	1,038,894	347,471
Retained earnings	525,454	522,268	513,563
Accumulated other comprehensive loss, net of taxes of $2,236; $2,131 and $7,836, respectively	(4,153)	(3,958)	(14,553)
Total shareholders' equity	1,733,308	1,729,014	950,700
Total liabilities and shareholders' equity	$13,093,107	$13,077,994	$8,159,181

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended
	March 31,
(In thousands, except per share data)	2008	2007
Interest Income:
Loans and leases, including fees	$150,757	$102,445
Securities:
Taxable	22,447	15,465
Tax-exempt	2,762	387
Dividends	1,505	1,106
Short-term investments	1,022	1,124
Total interest income	178,493	120,527

Interest Expense:
Deposits:
Interest-bearing demand	11,239	16,398
Savings	1,542	1,113
Time	43,608	27,739
Short-term borrowings	3,325	3,782
FHLB borrowings	12,756	5,170
Long-term debt	7,842	3,277
Total interest expense	80,312	57,479
Net interest income	98,181	63,048
Provision for loan and lease losses	9,837	2,000
Net interest income, after provision for loan and lease losses	88,344	61,048

Noninterest Income:
Service charges on deposit accounts	11,088	6,475
Vehicle origination, servicing, and securitization fees	3,428	4,018
Asset management fees	4,845	4,611
Income from fiduciary-related activities	2,294	1,588
Commissions on brokerage, life insurance and annuity sales	1,688	1,111
Commissions on property and casualty insurance sales	3,913	4,092
Income from bank-owned life insurance	3,526	2,659
Net gain on sale of loans and leases	1,325	4,051
Net realized gain on securities	88	61
Other	10,707	5,614
Total noninterest income	42,902	34,280

Noninterest Expenses:
Salaries and employee benefits	46,045	34,276
Occupancy	9,455	6,070
Furniture and equipment	4,080	2,897
Advertising and marketing	4,176	1,825
Amortization of intangible assets	2,507	623
Vehicle lease disposal	2,195	3,345
Other	23,503	15,811
Total noninterest expenses	91,961	64,847
Income before income taxes	39,285	30,481
Provision for income taxes	11,265	9,754
Net Income	$28,020	$20,727

Earnings per share:
Basic	$0.33	$0.40
Diluted	$0.33	$0.40
Cash dividends paid	$0.26	$0.25
Average shares outstanding:
Basic	85,922	52,097
Diluted	85,963	52,201

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	March 31, 2008			March 31, 2007
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$124,157	$1,022	3.31	$82,594	$1,124	5.52
Investment securities:
Taxable	1,771,813	23,952	5.44	1,428,770	16,571	4.70
Tax-advantaged	267,357	4,249	6.39	37,780	596	6.40

Total investment securities	2,039,170	28,201	5.56	1,466,550	17,167	4.75
Loans and leases, (net):
Taxable	8,594,189	148,456	6.95	5,412,903	101,406	7.60
Tax-advantaged	189,878	3,540	7.50	85,133	1,598	7.61

Total loans and leases	8,784,067	151,996	6.96	5,498,036	103,004	7.60

Total interest-earning assets	10,947,394	$181,219	6.66	7,047,180	$121,295	6.98
Allowance for loan and lease losses	(89,717)			(62,691)
Other non-earning assets	2,091,989			1,209,677

Total assets	$12,949,666			$8,194,166

Liabilities
Deposits:
Interest-bearing demand	$2,719,609	$11,239	1.66	$2,076,371	$16,398	3.20
Savings	713,158	1,542	0.87	472,418	1,113	0.96
Time	4,140,762	43,608	4.24	2,460,477	27,739	4.57
Short-term borrowings	542,433	3,325	2.47	340,827	3,782	4.50
FHLB borrowings	1,244,179	12,756	4.12	542,568	5,170	3.86
Long-term debt	418,599	7,842	7.53	222,229	3,277	5.98

Total interest-bearing liabilities	9,778,740	$80,312	3.30	6,114,890	$57,479	3.81
Demand deposits	1,179,689			906,701
Other liabilities	259,771			233,642

Total liabilities	11,218,200			7,255,233

Equity	1,731,466			938,933

Total liabilities & shareholders' equity	$12,949,666			$8,194,166

Net interest income / yield on average earning assets		$100,907	3.71		$63,816	3.67
1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

	March 31,	December 31,	March 31,
	2008	2007	2007
		(in thousands)
Commercial, financial, and agricultural	$1,896,425	$1,781,981	$1,028,770
Real estate - construction	1,289,252	1,292,953	1,062,629
Real estate secured - residential	2,167,903	2,151,923	1,152,495
Real estate secured - commercial	2,605,341	2,661,841	1,553,882
Consumer	394,364	411,159	302,870
Leases	533,720	451,733	293,019
Total loans and leases	$8,887,005	$8,751,590	$5,393,665

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
717-625-6305
ir@susquehanna.net